Exhibit 99.(a)(xxii)

LORD ABBETT GLOBAL FUND, INC.

ARTICLES OF AMENDMENT

LORD ABBETT GLOBAL FUND, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Articles of Incorporation of the Corporation, as amended and supplemented (the “Articles”), are hereby amended to change the name of the existing series of the Corporation designated as “Lord Abbett Emerging Markets Currency Fund” to “Lord Abbett Emerging Markets Bond Fund.”

SECOND: The amendment to the Articles set forth herein has been duly approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by §2-605(a)(2) of the Maryland General Corporation Law to be made without action of the stockholders.

THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

FOURTH: Pursuant to §2-610.1 of the Maryland General Corporation Law, these Articles of Amendment shall become effective on August 1, 2018.

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IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and attested by its Vice President and Assistant Secretary on June 28, 2018.

LORD ABBETT GLOBAL FUND, INC.

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan Vice President and Secretary

ATTEST:

/s/ Lawrence B. Stoller
Lawrence B. Stoller
Vice President and Assistant Secretary

THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT GLOBAL FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties for perjury.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan Vice President and Secretary